UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 2, 2006

Skyworks Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5560	04-2302115
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 Sylvan Road, Woburn, Massachusetts		01801
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-376-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

The information contained herein and in the accompanying exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On October 2, 2006, Skyworks Solutions, Inc. (the "Company") announced a restructuring of its business and affirmed its prior financial guidance for the fourth fiscal quarter ended September 29, 2006. A copy of the press release is attached hereto as Exhibit 99.1.

Use of Non-GAAP Financial Measures

Skyworks Solutions, Inc. uses non-GAAP financial measures of operating results, net income and earnings per share, which are adjusted from results based on GAAP to exclude certain charges and non-recurring items. These non-GAAP financial measures are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP financial measures provide useful information to both management and investors by excluding certain charges and non-recurring items that we believe are not indicative of our ongoing operations and economic performance. Additionally, since we have historically reported non-GAAP results to the investment community, the inclusion of non-GAAP financial measures provides consistency in our financial reporting. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 29, 2006, the Board of Directors of Skyworks Solutions, Inc. (the "Company") committed to a plan to discontinue the Company's cellular baseband operations ("Baseband Operations") as a result of continued contraction in the addressable market for its complete cellular system products, primarily due to continuing consolidation of the handset market by tier one original equipment manufacturers. As a result of this decision, the Company is restructuring its business to focus on its core analog and RF product markets.

As a result of the discontinuation of its Baseband Operations, the Company expects to reduce its global workforce by approximately 10% (or approximately 425 employees) and close (or consolidate) certain international design centers. The Company expects these actions to result in annual cost savings of approximately $70 million, commencing in the Company's 2007 fiscal year, which began October 1, 2006, and will end September 28, 2007. The aggregate estimated pre-tax charges associated with these actions, including certain bad debt charges related to baseband customers, are expected to be between $85 million and $95 million. Total cash charges are expected to be approximately $25 million, and consist primarily of one-time employee severance and related termination costs of approximately $13 million and contract termination costs of approximately $12 million. Total non-cash charges, consisting of asset impairments, are expected to be between $60 million and $70 million, including approximately $20 million for inventory, approximately $35 million for accounts receivable, and approximately $10 million for property, plant and equipment. Most of these charges were incurred in the fourth fiscal quarter of 2006. These actions are expected to be substantially completed by the end of the first quarter of fiscal 2007.

Information contained in this Current Report on Form 8-K that relates to the Company’s anticipated expense reductions, restructuring charges, financial performance, business prospects and plans, and similar matters are "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from the future results expressed or implied by the forward-looking statements. All information set forth herein is current as of the date of this Current Report on Form 8-K. The Company undertakes no duty to update any statement in light of new information or future events except as required by applicable law. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the "Risk Factors" section of the Company’s SEC filings, including, but not limited to, its latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q.

Item 2.06 Material Impairments.

The disclosure included in response to Item 2.05 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated October 2, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

October 2, 2006	By:	/s/ Allan M. Kline

Name: Allan M. Kline
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 2, 2006.